                                                                   EXHIBIT 10.21

SCHEDULE OF LOANS BETWEEN HORMOS MEDICAL OY AND TEKES

     In addition to the agreement being filed, the following is a list of all of the other loans between Tekes and Hormos Medical Oy. The terms of each loan are substantially identical in all material respects. Certain items, such as the amount of the loan, development plan, research and development costs and project duration vary from loan to loan since each loan relates to a different development project. While the typical loan period for the Tekes loans is eight years with a five year grace period, as noted below, certain loans have different loan periods. One loan, Financing Decision Number 834-02, is not a capital loan, and therefore Appendix 4 and the provisions of the promissory note regarding restrictions on repayment and other provisions specific to capital loans do not apply to that loan.

FINANCING DECISION NUMBER  DATE               LOAN TYPE AND AMOUNT                             LOAN PERIOD
-------------------------  -----------------  ----------------------------------               -----------------------------------
129-99                     February 2, 1999   capital loan up to 3,000,000 FIM                 8 years, with a 5 year grace period
225-01                     February 28, 2001  capital loan up to 7,700,000 FIM                 8 years, with a 5 year grace period
291-02                     April 25, 2002     capital loan up to 283,600 FIM                   8 years, with a 5 year grace period
312-99                     March 25, 1999     capital loan of up to 2,500,000                  8 years, with a 5 year grace period
313-99                     March 25, 1999     capital loan of up to 2,500,000                  8 years, with a 5 year grace period
359-03                     May 22, 2003       capital loan of up to 1,410,692 EUR              8 years, with a 5 year grace period
379-01                     April 11, 2001     capital loan of up to 1,300,000 EUR              8 YEARS, WITH A 4 YEAR GRACE PERIOD
439-04                     May 19, 2004       capital loan of up to 3,027,045 EUR              6 YEARS WITH A 3 YEAR GRACE PERIOD
457-02 (Filed as
   Exhibit  10.21)         June 24, 2002      capital loan of up to 468,000 EUR                8 years, with a 5 year grace period
539-01                     June 4, 2001       capital loan up to 3,700,000 FIM                 8 years, with a 5 year grace period
557-97                     May 2, 1997        capital loan up to 650,000 FIM                   8 years, with a 5 year grace period
670-99                     June 18, 1999      capital loan up to 2,200,000 FIM                 8 years, with a 5 year grace period
677-00                     August 3, 2000     capital loan up to 2,500,000 FIM                 7 YEARS WITH A 4  YEAR GRACE PERIOD
701-01                     July 16, 2001      capital loan up to 2,000,000 FIM                 7 YEARS WITH A 4  YEAR GRACE PERIOD
719-00                     August 22, 2000    capital loan up to 8,000,000 FIM                 8 years, with a 5 year grace period
720-00                     August 22, 2000    capital loan up to 7,100,000 FIM                 8 years, with a 5 year grace period
729-97                     June 16, 1997      capital loan up to 1,900,000 FIM                 8 years, with a 5 year grace period
834-02                     December 17, 2002  product development loan of up to 1,589,560 EUR  10 YEARS WITH A 5 YEAR GRACE PERIOD
835-02                     December 17, 2002  capital loan of up to 743,775 EUR                8 years, with a 5 year grace period
970-00                     November 11, 2000  capital loan up to 5,000,000 FIM                 8 years, with a 5 year grace period

                                                                            1(4)


(TEKES LOGO)                                                     Dnro 3215/31/01
                                                                 Paragraph
                                                                 32.20.40.1/02
                                                                 32.20.83.2.1/02

PRODUCT DEVELOPMENT PROJECT FUNDING DECISION Number 457/02

     Technology Development Center Tekes has made the following funding decision on 24 JUNE 2002:

1 Section Subject of the Funding Decision

     The beneficiary of the funding is HORMOS MEDICAL OY LTD (business ID 1085385-9).

     The subject of the funding decision is a project called DEVELOPMENT OF A NOVEL SERM FOR TREATMENT OF ALZHEIMER. Project Plan is presented in ANNEX 1.

2 Section Accountable Manager of the Project

     The Accountable Manager of the Project is RISTO LAMMINTAUSTA, who reports to Tekes on the progress of the project in accordance with 6 Section.

3 Section Term of the Project

     The maximum duration of the project is FROM 1 DECEMBER 2001 TO 30 JUNE 2003. The funding decision applies to the project indicated in 1 Section and realized during the term of the project, and the costs thereof generated during the term in question.

4 Section Tekes's Financial Contribution

     Tekes funds the development work with a product development subsidy of not more than 468.000 EUR (four hundred and sixty eight thousand), which may be up to 25% of the total approved costs, and with a capital loan for product development of not more than 468.000 EUR (four hundred and sixty eight thousand), which may be up to 25% of the total approved costs.


     The total approved costs of the project are estimated at ***** EUR (*********). The cost estimate is presented in ANNEX 2.

                                                                           2 (4)


(TEKES LOGO)                                                     Dnro 3215/31/01

5 Section Financial Conditions

     The loan is granted without a guarantee. The interest rate of the loan is one percentage point below the basic rate, but not less than three percent.

     Subject to Annex 4, the maturity is 8 (eight) years, with a grace period of 5 (five) years. The loan is paid back in annual installments.

     The detailed conditions of the capital loan for product development are presented in the note, which the State Treasury shall deliver to the Company, as well as in ANNEX 4 of this funding decision.

6 Section Project Reporting

     The Company shall report to Tekes in accordance with the following schedule:
     1. progress report by 31 October 2002
        Final report by 30 October 2003

     The right to receive the granted funds will lapse, if the project reporting is not realized in accordance with the schedule above.
     (Act on State subsidies 688/2001; 29 Section).

     The following reports must be delivered with both the progress report and the final report:

     1) Project technical progress report (Annex 3, General conditions, item
     5.1)

     2) Cost accounts formula (Annex 3, General conditions, item 5.2).

     The loan is paid retroactively, after the reports indicated in this paragraph have been approved. However, the first installment of the loan may be paid in advance.

     For monitoring the costs, the Company must maintain a separate project accounting for the project indicated in this funding decision. The Company must deliver a notification of the project accounts, audit and the bank account to be used, together with the signed funding decision (Annex 3, General conditions, item 5.2).

     An authorized auditor must sign, in conjunction with the final statement of the accounts, an audit statement of the project costs for the entire duration of the project conformable to item 3 of the cost accounts formula.

     The maximum costs have been defined in the attached Cost estimate (Annex
     2). Acceptable cost items have been defined in the attached General conditions (Annex 3, item 3).

                                                                           3 (4)


(TEKES LOGO)                                                     Dnro 3215/31/01

7 Section Note and Withdrawal of the First Installment

     The State Treasury shall deliver the note to the Company for signing, after this funding decision has been signed and delivered to Tekes.

     After the note has been signed, the State Treasury may pay in advance, as the first installment of the loan, 140.000 EUR (one hundred and forty thousand) to the Company.

8 Section Other Conditions

     Any other public funding must be declared in the accounts. The Company undertakes to notify Tekes, if a state, municipality or other public body, or a body or foundation governed by public law, has granted or will grant a subsidy, loan or other funding, interest subsidy, guarantee, payment facility or other comparable economic advantage towards covering the costs of the project indicated in this funding decision, and about a subsidy paid from the funds of the European Communities or other European Union funds, with the exception of a subsidy granted through tax measures.

9 Section General Financial Conditions

     General conditions of the Technology Development Center's product development subsidies and loans, Annex 3, apply to this funding decision.

10 Section Special Financial Conditions

     THE PROJECT IS PART OF THE LAAKE2000 BIOMEDICINE, DRUG DEVELOPMENT AND PHARMACEUTICAL TECHNOLOGY PROGRAM. IN ADDITION TO THIS FUNDING DECISION, THE GENERAL CONDITIONS, ANNEX 3, AND SPECIAL CONDITIONS, ANNEX 3 G OF THE GENERAL CONDITIONS, APPLY TO THE PROJECT.

                                                                           4 (4)


(TEKES LOGO)                                                     Dnro 3215/31/01

     THIS FUNDING DECISION MUST BE SIGNED AND DELIVERED TO TEKES BY 30 SEPTEMBER 2002, OR ELSE TEKES MAY WITHDRAW ITS DECISION TO FUND.

     This funding decision has been drawn in two identical copies, one for Tekes and the other for the Company.

     In Helsinki, 27 July 2002

[signature]                             [signature]


-------------------------------------   ----------------------------------------
Hannu Jarvinen                          Riikka Heikinheimo
Director                                Technology Manager

     I accept the conditions of this funding decision and undertake to adhere to them.

     Time and place Turku, 19 July 2002
     Hormos Medical Oy Ltd

[signature]


-------------------------------------   ----------------------------------------
Risto Lammintausta
Managing Director
Signatures and names in capital letters

Annex 1. Project Plan
Annex 2. Project Cost estimate
Annex 3. General conditions
Annex 4. Conditions of the capital loan for product development

                                    LIITE 1

                                                           (HORMOS MEDICAL LOGO)


CNS-SPECIFIC SERM: A DRUG
FOR THE PREVENTION AND
TREATMENT OF ALZHEIMER'S
DISEASE

STUDY PLAN

CONFIDENTIAL


Confidential                         Page 1                             12/31/01

                                                           (HORMOS MEDICAL LOGO)

CONTENTS

1.   INTRODUCTION

     1.1  BACKGROUND OF THE PROJECT

     1.2  ALZHEIMER'S DISEASE

     1.3  ALZHEIMER'S DISEASE, ESTROGEN AND SERMS

2.   HORMOS MEDICAL CORPORATION

     2.1  ALZHEIMER RESEARCH IN-HOUSE

     2.2  COLLABORATION

3.   PROJECT PLAN

     3.1  AIM OF THE PROJECT

     3.2  SCREENING PROCESS

          3.2.1 GENERAL PROFILE

          3.2.2 NEUROINFLAMMATION AND -PROTECTION

          3.2.3 VALIDATION ASSAYS

     3.3  CLINICAL STUDIES

4.   IN-HOUSE ACTIVITIES AND TIME SCHEDULE

5.   MILESTONES

6.   ATTACHMENTS

                                                           (HORMOS MEDICAL LOGO)

1    INTRODUCTION

1.1  BACKGROUND OF THE PROJECT

Hormos Medical Corp (in the text Hormos) has been working with selective estrogen receptor modulators (SERMs) for several years. During that time Hormos has identified and developed osteoporosis drugs named ospemifene (code name Fc-1271a) and HM-101. Both drugs are in the clinical development: ospemifene in the clinical Phase II and HM-101 in the clinical Phase IA. Hormos strategy is to develop drugs from the discovery through clinical phase I/II and then out-licence them to global partners.


Since August 2000 Hormos has started active studies in Alzheimer's disease (AD). We have focused on developing CNS-specific SERM compounds which have antiinflammatoric and neuroprotective properties thus providing basis for their use as a treatment against Alzheimer's disease. Since then Hormos has increased the human and material resources involved in this project. We have identified several interesting compounds with antioxidative and antiinflammatoric properties being potentially effective SERMs against AD. ***********************
********************************************************************************
*******************************************************************************.
However, the identification of new compounds with more favourable properties is actively ongoing process.



1.2  ALZHEIMER'S DISEASE


Alzheimer disease is a progressive, most prevalent neurodegenerative disease of the brain and the most common form of dementia account for about 50-70 % of all dementia cases. AD is a major public health problem affecting about 15 million individuals worldwide while the number of AD patients is estimated to reach epidemic proportions by growing up to 22-25 million cases by the year 2025. One in 10 persons over 65 years and nearly half of those over 85 years have AD, a person with Alzheimer's lives an average of 8 years and as many as 20 years or more from the onset of symptoms. Early-onset AD, also called as familial AD, affects people before age 55 and accounts for ~5% of all AD cases. Familial AD has been linked to mutations in the genes for amyloid precursor protein (APP), presenilin 1, and presenilin 2.

                                                           (HORMOS MEDICAL LOGO)

Clinically Alzheimer's disease is characterized by a progressive decline in memory and other cognitive abilities that is a consequence of extensive neuronal loss. Classically AD starts with the amnesia (impairment in memory) and subsequent symptoms include typically elements of aphasia, apraxia, agnosia, and impaired executive functions while persons with AD are usually unaware of their impairment.

Several lines of evidence indicate that the progressive pathology and the neuronal damage associated with neurodegenerative diseases, such as Alzheimer's disease, is a consequence of local inflammatory reactions. This view has been supported by clinical studies demonstrating the efficacy of anti-inflammatory drug treatments in reducing the incidence of dementia. Inflammation reaction is believed to enhance the progression of AD through two different mechanims: by increasing (Beta)-amyloid deposition to form senile plaques and by increasing neuronal death.

Microglial cells, that have a key role in the inflammation of brain tissue, are the principal immune cells in the brain originating from mesodermally derived macrophages that become permanently resident in the brain during development. Reactive microglia are the most abundant and prominent cellular component associated with the senile plaques in Alzheimer's disease. In a recent elegant study Cagnin et al. demonstrated the close association of activated microglial cells with pathological areas in AD brain (mild or moderate AD). They suggested that microglial activation and inflammation process is an early event of in AD pathogenesis (Cagnin et al. 2001) thus providing novel therapeutic possibilities to slow down the pathogenesis. As a conclusion the inflammatory process is considered as a major factor contributing to neuronal damage thus leading to progression of AD. Importantly, activation of microglia can result in the synthesis and secretion of the neurotoxic proinflammatory cytokines such as interleukin 1(Beta) (IL-1(Beta)), interleukin 6 (IL-6), and tumor necrosis factor alfa (TNF-(Alpha)).

There is cumulative evidence that oxidative damage to neurons constitutes a significant factor leading to neurodegeneration and progression of AD. Some results suggest that oxidative damage is the early-stage process of the AD pathway and this logically follows that increased antioxidant levels produced endogenously or exogenously in the brains could delay or prevent the onset of AD. This view has been supported by epidemiological studies. Reactive oxygen species (ROS), like 0(2)" and NO, are released in oxidative burst of activated microglia and they can be very tissue damaging. It has been shown both in vitro and in vivo that microglial-secreted neurotoxical products are closely associated with the progression of neurodegeneration.

                                                           (HORMOS MEDICAL LOGO)

1.3  ALZHEIMER'S DISEASE, ESTROGEN AND SERMS

After 65 years of age the prevalence of AD is remarkable higher in women being approximately 2-3 times more common in women than in men. Several epidemiological studies indicate that estrogen replacement therapy (ERT) can reduce the risk and severity of AD-related dementia in post-menopausal women compared to untreated age-matched women. In a double-blind placebo-controlled multicenter clinical trial of tacrine (an acetylcholine esterase inhibitor) for AD, a subgroup of women receiving ERT had significantly better cognitive responses than women receiving tacrine alone or placebo.

Many studies suggest that ERT improves cognition both in healthy postmenopausal women and in female AD patients. Recently it was shown that administration of high dose of estrogen for 2 months enhances the attention and memory for postmenopausal women with AD suggesting therapeutic potential for ERT against AD. In this study women treated with estrogen showed improved performance on verbal memory, visual memory and attention compared with a placebo group. However, in other clinical trials there was not found significant relationship between improved cognitive performance and ERT administration. Clearly the role of estrogen in the treatment and/or prevention of AD requires further studies and this questions remains to be answered when ongoing large clinical trials are published.

While there is growing ecidence that estrogen exerts several positive effects in the brains by many ways, the underlying mechanisms of action are getting more clear. Both in vitro and in vivo studies suggest many alternative mechanisms whereby estrogen could mediate protective effects against neurodegeneration and AD. However, current knowledge is based mostly on the results obtained from the studies of experimental animal models. Estrogen's neuroprotective effects can be dependent and independent of estrogen receptors. The neuroprotective role of estrogen includes DIRECT effects on neurons and INDIRECT antiinflammatoric effects on neurons via glia cells.

The risk of estrogen-induced adverse effects including feminizing effects and oncogenicity in the breast and the uterus however favours the use of alternatives for estrogen. Ideal candidates to fill-up the criterias are selective estrogen receptor modulators (serms) which are estrogen-like non-feminizing compounds exerting estrogenic agonist effects in some tissues and

                                                           (HORMOS MEDICAL LOGO)

estrogenic antagonist effects in some tissues. There is now growing substantial information to support the development of novel SERMs against AD by several mechanisms. Whether SERMs provide cognitive benefits comparable to those of estrogen is an active area of investigation and the inhibition of the inflammatoric reactions in the CNS is thought to contribute to the assumed efficacy of the SERMs in the treatment of AD. The SERMs currently on the market seem not to fill-up these criterias. Hormos Medical's strength in developing CNS-specific SERM lies in its core competence and in-depth understanding the cellular mechanism of estrogens and SERMs which might reflect their neuroprotective effects. The potential clinical benefits of SERMs developed against AD are based on the antiinflammatoric effects and neuroprotective properties.

                                                           (HORMOS MEDICAL LOGO)

2 HORMOS MEDICAL CORPORATION

2.1 ALZHEIMER RESEARCH IN-HOUSE

The scope of Alzheimer's disease project is to develop an effective, safe and well tolerated drug for the treatment and prevention of Alzheimer's disease. The target product profile of AD compound is as follows:

     -    EFFECTIVE IN THE TREATMENT OF ALZHEIMER'S DISEASE

     -    NO HARMFUL EFFECTS ON UTERUS, BREAST OR CARDIOVASCULAR SYSTEM

The main scope of the project is to setup a hierarchic screening process which is scientifically and commercially interesting and leads to an early licensing product according to the general strategy of Hormos Medical Corp. The protection of neurons from damage is the key to AD therapy. Inflammatory reaction of microglia cells and astrocytes play a critical role in the damage and their function and interaction with neurons is in the Hormos' focus area. We are building some of the models ourself and some models in collaboration with our academic partners. Hormos is going to conduct preclinical, phase I and first phase II studies.

2.2 COLLABORATION

Hormos Medical is an industrial partner in a TEKES technology program (Drug 2000 project) that involves several research groups focused on Alzheimer's disease placed in the Department of Neuroscience and Neurology, University of Kuopio, Kuopio. The general aim of the academic research groups is to elucidate the role of estrogen in the CNS.

Hormos has contracted research director Antero Salminen (Department of Neuroscience and Neurology, University of Kuopio, Kuopio) for a development project. The project aim is the construction of cell models of primary rat neuronal and glial cell cultures, and cocultures models for testing the effects of compounds in antiinflammation, neuroprotection and neural plasticity. Included in this project is also an access to transgenic rat AD models (specified below) that are generated in the Department of Neuroscience and Neurology, University of Kuopio, Kuopio.

                                                           (HORMOS MEDICAL LOGO)

Hormos Medical is also an industrial partner in TEKES project headed by professor Hilkka Soininen. This project is a more extensive transgenic program aiming at the construction of several generate transgenic rats that overexpress human tau isoforms, or express tau mutations known to cause neurodegeneration in humans, e.g. frontotemporal dementias.

3 PROJECT PLAN

3.1 AIM OF THE PROJECT

The aim of the project is to develop an effective, safe and well tolerated drug for the treatment and prevention of Alzheimer's disease. We intend to develop and establish a cellular based screening process which provides a scientific and documented basis for the selection of lead compounds to further developed to be an effective therapy against Alzheimer's disease. The research line/screening process will consist of in vitro assays with cell lines for the identification of lead compounds which is then followed by the validation studies first in the primary cells (validation in vitro) and then in the animal models (validation in vivo). We will concentrate on two prominent features of the AD brain: neurodegeneration and neuroinflammation. Additionally, oxidative stress present in these processes will be noted.

The development of the methodology, criterias, and the screening tools for the analysis of the degenerative mechanisms, that are acting directly on the neuron or indirectly via neuroinflammatory mechanisms (microglia, astroglia), will provide a basis whereby by lead compounds effective in AD will be selected.

MAIN TARGETS

     - Hormos has set up a hierarchic screening process for AD SERMs and is going to upgrade it with in vivo validation models

     -    Selecting new lead compounds

     -    Performing preclinical studies needed for phase 1 clinical study

                                                           (HORMOS MEDICAL LOGO)

3.2 HIERARCHIC SCREENING PROCESS

The main scope of the Alzheimer project is to establish a hierarchic screening process (stages I-IV) which has a clear documentated basis and is commercially interesting. The actual niche of Hormos is targeting to inflammatory reactions of glial cells and astrocytes, which play a critical role in AD-associated neuronal damage. Hormos is going to conduct clinical Phase I/Phase II studies and together with a partner Phase III studies.

3.2.1 SCREENING STAGE IA AND IB

At the screening stage IA binding of the compound to estrogen receptors (ER-(Alpha) and ER-(Beta)) will be tested. In the case of negative result the compound will be rejected. In this primary screen will be also tested the antioxidative properties of the molecule -to be a strong antioxidant is favourable.

At the screening stage IB the risk of breast oncogenesis of the compound will be estimated in our breast cancer model. The risk of oncogenesis must be minimal so the desired property of a compound is to be antiestrogen or inert in the breast cancer model. If the compound is estrogenic, it will be rejected.

3.2.2. SCREENING STAGE II

At the second screening stage will be tested the in vitro antiinflammatory properties of the tested compounds. The compound should decrease LPS-induced production of neurotoxic cytokines (IL-l(Beta), IL-6 and TNF-(Alpha)) in microglia cell line. If a compound is not anti-inflammatoric, it will be rejected. Anti-inflammatoric effects will be compared to that of estradiol; the ELISA analysis of cytokines will be fully automized.

The risk of oncogenesis in the uterus will be tested in the uterus weight test. Compound should be antiestrogen or inert in the uterus. In the case of being estrogenic it will be rejected.

The BBB-permeability will be predicted outsourced by using in vitro early ADME screening models. The test will predict the capability of a tested compound to penetrate BBB. The prediction value of the test for BBB-permeability is
- 80-90%. In the case the test predicts very poor BBB-permeability the AD compound will be rejected or the definitive BBB-permeability will be tested in vivo if a compound is otherwise pharmacologically ideal.

                                                           (HORMOS MEDICAL LOGO)

3.2.3 SCREENING STAGE III

The third screening stage is using in vitro validation models. Co-culture models (LPS induced cytokine production) are under development and they will be used to estimate the antiinflammatoric properties of lead compounds. The models have been developed in collaboration with research director Antero Salminen (Kuopio University). In this model we intend to use the same insult inducing agents and detection assays as we use in the cell line screening (stage III, first part).

3.2.4 SCREENING STAGE IV

In the fourth stage the lead compounds will be tested for their antiinflammatoric and neuroprotective properties in vivo by using validation models. The studies will be partially outsourced for CROs, e.g. Cerebricon (Kuopio, Finland) end/or Huntingdon (UK), who have special knowledge in neurodegenerative research. Cerebricon has experimental neuroinflammation model for Alzheimer's disease in vivo. Huntingdon has AD mice model within SAMP8 mices. In the inflammation model the effect of AD compound to induced neuroinflammation/cytokine production as well as to neuroprotection will be monitored. In the AD mice model will be followed the effect of a tested compound to AD-like pathology characteristic of SAMP8 strain.

The toxicological and the safety pharmacology studies will be started as soon as there is enough evidence concerning efficacy of lead compound in vivo. The synthesis scale up and the formulation development are following the screening process as the need for the lead compound increases. Phase I clinical studies will be started as soon as possible, following toxicological and safety pharmacology studies.


********



********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************

                                                           (HORMOS MEDICAL LOGO)

4 IN-HOUSE ACTIVITIES AND TIME SCHEDULE


                                             Q1-02   Q2-02   Q3-02   Q4-02   Q1-03
                                             -----   -----   -----   -----   -----
********
*****************
************* ** ** ***** ********** *****     *       *
   *** ***************** ************
********** ******* **** ********                       *       *       *       *
   *** *****
   *** ****                                                                    *
**** *********                                 *       *       *       *       *

***************
**** ********* **** **************             *       *
************* ** ** ***** ********** *****     *       *
   *** *************** ************
********** ******* **** ********                       *       *       *
   ***************
   *** *****
   *** **** *** *******                                                *       *

                                                           (HORMOS MEDICAL LOGO)

5 Milestones

Q1 2002:

Ongoing activities:   - screening stages I, IIA, IIB
Under development:    - screening stage IIC
                      - screening stage III (in vitro validation)
                      - selection of lead compounds for in vitro validation

Q2 2002:

Ongoing activities:   - screening stages I, IIA, IIB, IIC, III
Under development:    - screening stage IVA (in vivo validation)
                      - selection of lead compounds for in vivo validation

Q3 2002:

Ongoing activities:   - screening stages I, II, III, IVA
Under development:    - screening stage IVB (in vivo validation)
                      - selection of lead compound for long term in vivo validation

Q4 2002:

Ongoing activities:   - screening stages I-IVB
                      - selection of AD SERM for clinical development

                                                           (HORMOS MEDICAL LOGO)

6 ATTACHMENTS

1. IN-HOUSE SALARY COSTS
2. OUTSOURCING COSTS
3. INVESTMENTS

TURKU, 21.12.2001

ANSSI POUSSU, MD, PROJECT MANAGER

                                     ANNEX 2

(TEKES LOGO)                                                          3215/31/01

Hormos Medical Oy Ltd

FUNDING DECISION Number 457/02
DEVELOPMENT OF A NOVEL SERM FOR TREATMENT OF ALZHEIMER

Cost estimate


                                                   APPROVED
                                                    COSTS
                                                     EUR
                                                  ---------
1. Salaries for effective working time            *****
2. Incidental personnel costs 60% (salaries)      *****
3. Overhead costs 50 % (salaries + IPCs)          *****
4. Travel costs                                   *****
5. Materials and accessories                      *****
6. Equipment purchases                            *****
7. Equipment depreciations/rentals                *****
8. External services from SMEs                    *****
9. External services from research institutions   *****
10. External services within Group or from
   interested companies                           *****
11. External services from other companies or
   communities                                    *****
TOTAL COSTS                                       *****


kim

APPENDIX 3                      SEPTEMBER 1, 2001                           7(8)


GENERAL CONDITIONS FOR TEKES SUBSIDIES AND LOANS TO BE GRANTED FOR TECHNOLOGICAL RESEARCH AND DEVELOPMENT

1. FIELD OF APPLICATION

     These general conditions apply to subsidies and loans (hereafter: financing) that the Technology Development Center (Tekes) has granted on the basis of the State Subsidy Law (688/2001) and the decision of the Council of State (461/1998) on general conditions for subsidies and loans to be granted for technological research and development.

2. PROJECT BOOKKEEPING

     The recipient of the financing (hereafter: the enterprise), in order to monitor the work time and expenditures of the project, should organize separate bookkeeping according to APPENDIX 3A (statement of project bookkeeping, auditing, and bank account used).

3. APPROVABLE EXPENDITURES

          3.1 CONNECTION TO BOOKKEEPING COST RECORDS

     Approvable expenditures are costs that arise from the project during the time mentioned in section 3 of the financing decision, in other words the project period, that are in the enterprise's bookkeeping, have been paid, and are exempt from value-added tax.

     Tekes may, in its discretion, approve and accounting procedure for some types of costs based no the enterprise's expense-accounting system and unit expense prices derived from the bookkeeping cost records. If necessary, Tekes can require a statement from an approved outside auditor (KHT, HTM, JHTT) on the functionality of the accounting systems in the manner indicated in the decision.

          3.2 TYPES OF APPROVABLE EXPENDITURES

     Tekes can approve as project expenditures the personnel expenditures, other direct expenditures caused from realizing the project, and general expenditures. Tekes has the right not to approve costs presented in the enterprise's accounting if it is probably that the expenditures presented are not connected with the project or are too large with respect to the results achieved in the project.

               3.2.1 PERSONNEL EXPENDITURES

     Approvable expenditures are wages subject to withholding for the effective work time (at most 11 month/year/person) for persons in the enterprise in question participating in the project in question. In connection with each account, a completed APPENDIX 3B, PAGE 3 (listing of reported wages) should be delivered.

     Side personnel costs consists of indirect wages (e.g. wages during vacation and illness periods, vacation pay), social-security expenditures, and other personnel expenditures. At most 50 percent of wages subject to withholding will be approved as side personnel costs.

               3.2.2 OTHER DIRECT EXPENDITURES

     Expenditures for materials and supplies purchased from the outside or acquired within the enterprise (invoiced at self-financing prices) will be approved.

     Expenditures for buying or renting machines and equipment used mainly in the project can be approved for the proportion that the devices are used in the project (= the proportion of the rent or depreciation recorded in the

APPENDIX 3                      SEPTEMBER 1, 2001                           2(8)


     bookkeeping during the project period that corresponds to the proportion of use). As costs caused by renting corresponding to acquisition of fixed assets, at most the rental costs corresponding to the purchase price of the acquisition in question can be approved. Other costs connected with the leasing decision (expenditures for administration, financing, insurance, repair, and other similar costs) do not qualify for financing.

     Depreciations will be approved according to the plan; as depreciations in the bookkeeping, it is required that national or European Union subsidies or loans have not been received for acquisition of the assets.

     Acquisition of computer projects and other usage rights is similar to that of devices.

     If the useful life of devices is less than three years, the portion of the entire acquisition price that belongs to the project will be approved as expenditures.

     Travel expenditures will be approved according to the decision of the Tax Administration given in the year in question on tax-free compensation for travel expenditures.

     Purchased services, in other words planning and research work and investigations purchased outside the enterprise will be approved as invoiced.

     When services are purchased between group and interest companies, the expenditures will be approved without overhead. The service provider should make an accounting of its expenditures USING APPENDIX 3B. These expenditures will be approved on the same basis as the enterprise's own expenditures.

     A group includes, in addition to the enterprise's subsidiaries, enterprises in the same group, in other words the enterprise's parent company and other subsidiaries of the parent company. An interest company is a company that does not belong to the group, at least 20 percent of whose total share capital or similar capital is directly or indirectly owned or controlled by the enterprise. A company in which the enterprise also has real decision-making power or that has real decision-making power in the enterprise or that has another interest connection to the enterprise is also an interest company. Tekes may, in its discretion, consider that no interest connection arises in spite of the above-mentioned requirements being met.

     When Tekes has approved, at the request of the enterprise, and it has been verified in the special conditions of the decision, that expenditures of group and interest companies outside the enterprise can also be approved as project expenditures, these expenditures will be handled in the manner described in the preceding paragraph, with the following exceptions:

          - Only direct project expenditures, except for personnel expenditures, can be approved as project expenditures.

          - If an invoice is in a foreign currency, the exchange rate on the payment date will be used as the accounting exchange rate.

          - In connection with the final accounting, an approvable (authorized) auditor outside the group or interest company is to give a statement, in which the expenditures in the bookkeeping caused by the project are confirmed.

     In projects of large multinational enterprises, expenditures in sites or group companies located abroad will not be approved.

     An invoice breakdown and invoicing principles (e.g. an agreement) should be delivered on request.

     If the amount of public financing is more than half of the project expenditures, the law on public acquisitions (1505/1992) and the statute on state acquisitions (1416/1993) are to be applied to purchases of materials and supplies.

     Expenditures caused by the project for data acquisition, patent acquisition, license purchase, training, project auditing, and similar costs can include expenditures for materials, supplies, or purchase services.

               3.2.3 GENERAL EXPENDITURES

     The percentage of wage expenditures and side personnel costs approved by Tekes according to the project budget attached to the financing decision will be approved as general expenditures.

APPENDIX 3                      SEPTEMBER 1, 2001                           3(8)


          3.3 ENTERPRISE FINANCING IN PUBLIC RESEARCH PROJECTS

     Financing amounts with which the enterprise participates in project expenditures to be performed in public research institutions or universities financed by Tekes are not approvable enterprise expenditures.

          3.4 TAKING INCOME INTO ACCOUNT

     Income received by the enterprise from the project is not taken into account in approving the project expenditures, except for income received when machines or devices according to section 13.4 of these general conditions are surrendered.

4. OTHER PUBLIC FINANCING OF THE PROJECT

     Public financing received for the project other than from Tekes is to be reported in connection with the accounting. The enterprise is obligated to report to Tekes if a subsidy, loan, or other financing is given for the project by the state, a municipality, or another public association or institution under public law, except for interest support, guarantees, payment relief, and other comparable economic benefits and support given by the European Union or from other European Union funds through the tax system.

5. REPORTING THE PROJECT TO TEKES

     For payment of the financing, the enterprise should give to Tekes correct and adequate information in accordance with the financing decision and these general conditions.

     The reporting schedule for the project is given in section 6 of the financing decision.

          5.1 TECHNICAL REPORT

     In connection with the intermediate and final report, an explanation of the project of the project, signed by the director responsible form the project, should be given to Tekes (APPENDIX 3C, Report of Research and Product Development by Enterprises).

          5.2 EXPENDITURE ACCOUNTING

     In connection with the intermediate and final report, the expenditure accounting according to APPENDIX 3B should be delivered to Tekes with all parts completed. A separate project-specific account, based on the enterprise's bookkeeping, is to be kept, in such a way that the expenditures reported on the expense-accounting form can be verified from the sub-accounts of the project account indicated here. In this connection, the enterprise is to deliver to Tekes, along with the signed financing decision, a statement of the project bookkeeping, auditing, and bank account to be used (APPENDIX 3A). In the expenditure accounting, both the expenditures that were made during the accounting period and the cumulative expenditures from the start of the project period should be stated, broken down by expenditure types.

     On request, the enterprise is to deliver copies of the project-account materials and receipts or the statement by an approved outside auditor on the expenditures.

     In connection with the final accounting, the statement of the approved auditor outside the enterprise is always to be given in point 3 (Auditing Statement) of the expenditure accounting. The state should concern all project expenditures for the entire project period.

     In connection with intermediate accounting, a statement by the company's own accountant or an outside accounting office can also be approved in point 3 (Auditing Statement) of the expense accounting.

     If the enterprise is not subject to value-added tax, expenditures can be accounted for with value-added tax. In this case, the enterprise should notify Tekes that it is not subject to value-added tax.

APPENDIX 3                      SEPTEMBER 1, 2001                           4(8)


     The enterprise should deliver to Tekes all other requested project information and take care that Tekes always has available the last confirmed account closing.

          5.3 TECHNICAL AND FINANCIAL REPORTING AFTER THE END OF THE PROJECT

     On request, the enterprise is to deliver to Tekes an explanation of the ways in which the technology developed in the project is being used in the enterprise's own operation and of possible transfer to use by third parties. In addition, the company is to deliver to Tekes, on request, realization information about all plans and projections that it presented to Tekes during the financial handling and realization of the project. Tekes also has the right to receive, on request, account-closing information from the five accounting periods following the end of the project and, if necessary, to have an account-closing analysis of the enterprise's account-closing information made by another public financer.

6. PAYING THE FINANCING

     The financing will be paid as the project proceeds, depending on the financing form, after approval of the reports mentioned in section 5 or 6 of the financing decision. The amount to be paid is the percentage of approved expenditures for the accounting period mentioned in section 4 of the financing decision.

     The first installment of a loan can be paid in advance. Subsequent installments will be paid on the basis of intermediate reports, in such a way that the loan installment to be paid is the percentage mentioned in the decision of the approved expenditures for the reporting period. The last installment of the loan, 20 percent of the capital granted, will be paid only after the final report is approved, however.

     The enterprise will state, along with the form to be returned with the signed financing decision (APPENDIX 3A, Report of project bookkeeping, auditing, and bank account to be used), the account number to which Tekes will pay the financing. The form is to be provided with the official signature of the enterprise. A free-form statement of account changes is to be given, likewise provided with the enterprise's official signature.

     The recipient of the loan is also to follow the conditions of the State Treasury established in the loan document. The State Treasury will take care of the practical arrangements connected with the loan and its payment on behalf of Tekes.

7. PROJECT PERIOD

     The project period is defined in section 3 of the financing decision. If the project is delayed, the enterprise can request an extension with a free-form application. An extension is to be requested before the end of the reporting periods given in section 5 or 6 of the financing decision. An extension can be granted if continuation of the project is justified and the existence of grant money makes an extension period possible. The enterprise will be notified in writing of the granting of an extension.

8. CHANGES IN REALIZING THE PROJECT

          8.1 OBLIGATION OF THE ENTERPRISE TO GIVE INFORMATION

     The enterprise should notify Tekes without delay, in writing, of changes affecting realization of the project or other changes that affect the use of the financing. Significant changes to the research plan are to receive written approval from Tekes.

          8.2 PROJECT TRANSFER, BUSINESS-OPERATION SALE, CHANGES IN THE ENTERPRISE'S ARRANGEMENTS AND OWNERSHIP BASIS

     The enterprise must not transfer the project to a third party without permission from Tekes.

     If the enterprise intends to sell its business operation to which the project in question belongs, Tekes should be notified of the sale in a timely manner. Tekes has the right to break the financing decision if the sale would mean essential changes in the conditions required for realizing the project that continuing the project can no longer be considered reasonable.

APPENDIX 3                      SEPTEMBER 1, 2001                           5(8)


     Tekesis to be notified in writing of essential changes in the enterprise arrangements (e.g. merger, splitting, etc.) and in the ownership relationships of the enterprise.

9. LEAVING THE LOAN UNPAID

          9.1 BASES

     If the project does not lead to a financially profitable business operation, Tekes may, on application from the loan recipient, first give more payment time to the loan recipient, within the limits of the maximum loan period of the decision of the Council of State, or leave the unpaid capital and interest of the loan unpaid in whole or in part, on condition that the maximum support defined according to sections 4-6 of the decision of the Council of State is not exceeded.

     If the loan recipient essentially fails to reach the technological goals presented in the project plan, Tekes can, on application by the loan recipient, first give more payment time to the loan recipient, within the limits of the decision of the Council of State, or leave the unpaid capital and interest of the loan unpaid in whole or in part.

          9.2 CALCULATING A LOAN LEFT UNPAID

     In deciding to grant financing, Tekes defines the maximum amount of the public financing that can be granted to the project, on the basis of the decision of the Council of State. In calculating the amount of the loan to be left unpaid as public financing, Tekes will take into account the difference between the interest on the Tekes loan and the going interest rate. The going interest rate indicated here is defined by the Commission of the European Union. In calculating the amount of the loan to be left unpaid, the total amount of the capital of the loan to be left unpaid, the interest-support effect, and other financing (subsidies) that may have been granted to the project must not exceed the maximum amount of public financing that can be granted to the project.

10. OWNERSHIP AND USAGE RIGHTS TO RESULTS OF THE PROJECT

     The results of the project are the property of the enterprise, on condition that it demonstrates that it has taken steps to exploit them financially within five years of the end of the project, at the latest. Otherwise, the enterprise is obligated, if Tekes so requires, to surrender to the state the ownership and usage rights to the results of the project and any immaterial rights that may be associated with it.

11. PROJECT MONITORING AND INSPECTION

     The enterprise should give to Tekes correct and adequate information on observance of the conditions of this financing decision and realization of the project.

     Tekes, the Commission of the European Union, and the Auditing Court have the right to make the inspections of the enterprise's financial condition and operation necessary for monitoring the payment and use of the financing. If financing has been granted in the manner provided in paragraph 2 of section 7 of the State Subsidy Law for an intended use according to the financing decision realized by other than the recipient's project, Tekes has the right, if necessary, to inspect the financial condition and operation of whoever is realizing the project according to the financing decision.

     Tekes can, by its decision, authorize another official or outside auditor to perform the inspections indicated in the preceding paragraph. The auditor should be an approved auditor or auditing company indicated in the Auditing Law (936/1994) or the law on auditors of public administration or public finance (467/1999). An auditing company is to appoint an auditor responsible for the inspection.

     An outside expert can assist in the inspection on request by Tekes.

     The Administrative Procedure Law (587/1982), the Language Law (148/1922), the law on public actions of officials (621/1999), and sections 14 and 15 of the State Officials Law (750/1994) apply to the auditors and outside experts.

APPENDIX 3                      SEPTEMBER 1, 2001                           6(8)


     Regulations concerning official responsibility under criminal law apply to the auditors and outside experts.

     Materials connected with the project bookkeeping and accounting are to be preserved for the inspection, in accordance with section 10 of chapter 2 or paragraph 4 of chapter 7 of the Bookkeeping Law (1336/1997). The enterprise is to give to the official making the inspection and to the auditor indicated above, without compensation, all information and explanations, documents, records, and other materials necessary from the point of view of the inspection and is otherwise to assist in the inspection.

     The official making the inspection and the auditor indicated above have the right to take possession of materials that are the object of the inspection if the inspection so requires. Minutes are to be prepared in connection with taking possession of materials and of the materials taken. The materials are to be returned without delay when no longer needed for making the inspection.

     The official making the inspection and the auditor indicated above have the right, to the extent required by the inspection, to enter business, storage, or other comparable professional and occupational spaces used by the enterprise and other areas whose existence is significant to the granting of the financing and use for monitoring. The inspection must not be made in spaces belonging to a domestic-peace district.

     The right of inspection also exists after the end of the project.

12. PAYMENT INTERRUPTION

     Tekes can, by decision, order that payments be interrupted if:

     1) there is a justified reason to suspect that the enterprise is neglecting its obligation to give information according to these general conditions (does not correct and sufficient information for monitoring payments or observance of the financing decision or changes affecting realization of the project) or is using the financing contrary to the financing decision and these conditions;

     2) the bases on which the financing was granted have changed essentially;
     or

     3) interruption of payments is required by European Union legislation.

13. RETURN AND REPAYMENT OF THE FINANCING

          13.1 RETURN OF THE FINANCING

     The enterprise should return, without delay, any financing or portion thereof that has been received in excess or obviously unjustifiably. The company should return the financing or portion thereof if the financing cannot be used in the manner required in this financing decision. If the amount to be returned is less than 10 euros, it can be left unreturned.

          13.2 OBLIGATION TO REPAY THE FINANCING

     Tekes will, by a decision, order that payment of financing be stopped, that a subsidy already paid be repaid, or that a loan be repaid immediately if the enterprise has:

     1) failed to return financing or a portion thereof that was to be returned according to section 13.1 of these conditions;

     2) used the financing for essentially other purposes than those for which it was granted;

     3) given Tekes incorrect or misleading information about something that tended to affect essentially the receiving of financing, its amount or conditions, or these general conditions (for example, it has not delivered the auditor's statement in accordance with section 5.2 of these general conditions);

     4) otherwise violated the regulations concerning use of the financing, this decision, or these general conditions in a significant manner comparable to points 1-3 (for example, has not delivered the auditor's statement according to section 5.2 of these general conditions).

          13.3 DISCRETIONARY REPAYMENT

     Tekes has the right, by a decision, to order that payment of financing be stopped, that

APPENDIX 3                      SEPTEMBER 1, 2001                           7(8)


     a subsidy already paid be repaid, or that a loan be repaid immediately if:

     1) erroneous or misleading information has been given for payment of the financing or inspection or information has been concealed, or required information, documents, or other materials have been refused to be given;

     2) the financing has been used for a purpose contrary to the financing decision or these general conditions;

     3) the enterprise has refused to give the materials indicated in section 11 of these general conditions or to assist in an inspection in the manner indicated in section 11;

     4) the enterprise has stopped, restricted, or others essentially changed the project that is the object of the financing or transferred it to someone else;

     5) the enterprise has become the object of recovery proceedings or the object of reorganization proceedings in terms of the law concerning liquidation, bankruptcy, or reorganization of enterprises (47/93);

     6) during the effective period of the financing decision, the requirement on granting financing to large enterprises in section 8 of the decision of the Council of State changes essentially or the requirement in section 5 on increasing financing is not realized;

     7) European Union legislation or the Commission of the European Union decides that the financing is to be repaid in whole or in part (Law on the application of certain regulations of European Communities concerning state support (300/2001, Section 1);

     8) in projects partially financed from the European area development funds, the Commission of the European Union requires repayment of the financing; or

     9) the enterprise otherwise acts in a manner comparable to the matters in this section.

          13.4 CHANGING THE INTENDED USE OF OR SURRENDERING MACHINES AND DEVICES

     If, within five years after their acquisition, the intended use of machines or devices that are central to the realization of the project that is the object of the financing changes or ownership is surrendered or otherwise transferred two ownership or control by another party and new corresponding assets are not acquired in their place, the proportional value of the property corresponding to the financing is to be returned to Tekes within six months from the change in conditions indicated above.

     A similar procedure is to be followed in case of an accident to insured property. In this case, what is stated above about the value of the property applies to the insurance or other compensation received.

          13.5 INTEREST

     The enterprise is to pay the annual interest according to paragraph 2 of section 3 of the Interest Law (633/1982) plus three percentage points on the amount to be returned or repaid, starting from the payment date of the financing.

          13.6 INTEREST ON ARREARS

     If the amount to be paid is not paid by the due date set by Tekes, at the latest, interest on arrears is to be paid annually according to the interest base indicated in paragraph 3 of section 4 of the Interest Law.

          13.7 MAKING SUBSIDIES EQUITABLE

     Tekes can decide, in cases of returning and repaying subsidies, that part of the amount to be returned or repaid, the interest calculated on it, or the interest on arrears will be left unpaid, if fully repayment is inequitable to the financial condition of the enterprise or with respect to the circumstances or the type of property acquired with the subsidy or with respect to the procedure of changed circumstances in the basis for the return or repayment.

     For a very serious reason, Tekes can decide that the amount to be returned or repaid, the interest calculated on it, or the interest on arrears will be left unpaid in full.

          13.8 DEADLINE FOR REPAYMENT

APPENDIX 3                      SEPTEMBER 1, 2001                           8(8)


     Financing, interest calculated on it, or interest on arrears can no longer start to be repaid when ten years have elapsed since the payment of the financing or its last installment.

14. EXPIRATION

     The right to receive payment of financing granted expires if the enterprise has not delivered the approvable reports needed for payment of the financing according to the reporting schedule according to section 5 or 6 of the financing decision.

     The obligation to return financing or a portion thereof expires when ten years have elapsed form payment of the financing or its last installment.

15. TEKES'S RIGHT OF RECEIPT

     Subsidies to be returned or repaid on the basis of this financing decision can be paid, with interest, by having them deducted from other subsidies granted to the enterprise by Tekes.

16. REQUESTING CHANGES

     According to section 6 of the law on the Technology development Center (429.1993), changes to a decision by Tekes in financing matters cannot be requested by an appeal.

     Decisions by Tekes on matters other than financing can be appealed by a dissatisfied party within 30 days from the notification of the decision. Requests for change are made to Tekes.

17. MISUSES

     If, in connection with the project, there is reason to suspect that the enterprise is guilty of misuses indicated in sections 5-10 of chapter 29 of the Criminal Law (Crimes against public finance), Tekes will take the steps required in the matter.

18. SPECIAL FINANCING CONDITIONS

     If the financing mentioned in the point "Special financing conditions" of the financing decision is connected with the project, the conditions below concerning the special financing in question apply as do points 1-16 of the general conditions. If the conditions concerning special financing are in conflict with points 1-16 of the general conditions, the conditions concerning the special financing apply.

     18.1 SPECIAL CONDITIONS CONCERNING FINANCING FORM THE EUROPEAN AREA DEVELOPMENT FUND (APPENDIX 3 D)

     18.2 SPECIAL CONDITIONS CONCERNING GROUP PROJECTS (APPENDIX 3 E)

     18.3 SPECIAL CONDITIONS CONCERNING TECHNOLOGY CLINICS (APPENDIX 3 F)

     18.4 SPECIAL CONDITIONS CONCERNING TECHNOLOGY PROGRAMS (APPENDIX 3 G)

     18.5 SPECIAL CONDITIONS CONCERNING PROJECTS WITH PERIODIC FINANCING (APPENDIX 3 H)

APPENDICES

APPENDIX 3A: Statement of bookkeeping, auditing, and bank account to be used

APPENDIX 3B: Expense accounting

APPENDIX 3C: Report of enterprises' research and product development

APPENDICES 3D-3H: If appendices 3D-3H apply to this project, this is mentioned in the point "Special financing conditions" in the financing decision

1 SEPTEMBER 2001                   APPENDIX 4                               1(2)


NATIONAL TECHNOLOGY CENTER OF FINLAND (TEKES): CONDITIONS FOR RESEARCH AND DEVELOPMENT CAPITAL LOANS FOR COMPANIES

The loan amount, loan period, possible years of grace and loan interest are set forth in the financing decision regarding Tekes' loan grant.

1. PAYMENT OF INTEREST

Interest or other compensation may be paid only if the payable amount can be used for a profit-sharing company and, if the company is a parent company, according to the balance verified by the conglomerate's most recent accounting period.

Interest on the loan shall also accrue for those accounting periods for which the verifiable financial statement does not show profit-sharing assets.

The interest period shall be the same as the accounting period.

The annual shareholders' meeting shall confirm whether or not the interest accrued during the previous accounting period can be paid according to these loan terms and conditions.

The interest must be paid within 45 days of the shareholders' meeting that has confirmed the rate of the interest to be paid.

The company's profit-sharing income must first be used to pay the total amount of the loan interest.

Within two weeks of the shareholders' meeting at which the financial statement has been confirmed, the recipient of the loan must submit an income statement and balance, auditor's report and an opinion, signed by a KHT or HTM-level auditor, of the option of paying the interest or amortizing the principal according to these loan terms.

2. REPAYMENT OF PRINCIPAL

The loan principal or a part thereof may be repaid only if the company, or if the company is a parent company, according to the balance verified by its conglomerate's most recent financial statement, can confirm that the balance bound to its own principal and other installments ineligible for distribution will be fully covered.

The loan shall be repaid annually in equal installments.

The annual shareholders' meeting shall confirm whether or not the principal that has become payable during the previous accounting period can be paid according to these loan terms.

Installments on the loan must be paid within 45 days after the annual shareholders' meeting has confirmed the amount of the principal that must be paid according to the preceding passage.

If the loan installment has not been repaid because of the installment plan previously mentioned in this clause, the unpaid installment shall be considered payable during future accounting periods.

1 SEPTEMBER 2001                   APPENDIX 4                               2(2)


Any principal amount that remains unpaid when the loan period has ended is, regardless of the loan plan, immediately repayable when possible as per the loan terms and conditions previously set forth in this clause.

Within two weeks after the shareholders' meeting that confirmed the financial statement, the loan recipient must submit to the State Treasury a statement of earnings and a balance sheet, an auditor's report and a notification, signed by a KHT/HTM-level auditor, stating whether or not it will be possible to pay the interest in accordance with these loan terms or amortize the principal.

3. PRIORITY STATUS OF LOAN

In case of liquidation and bankruptcy of a company, the loan principal and associated interest may be paid with lower priority over all other debts, but in any case payment of shares must be paid first to shareholders.

4. LOAN ADVANCE AND SUBORDINATED LOAN

A loan paid in advance (loan advance) shall be considered a principal loan in accordance with the definition set forth in Chapter 5, Section 1 of Law 145/97 after Tekes has approved the use of an account based on a loan advance. The loan shall subsequently be handled as a principal loan beginning when the first loan advance has been written up.

5. OTHER STIPULATIONS

The purpose of the loan is to strengthen the company's financial position with financing tailored to its own assets, which is to be used for a research and development loan for realizing a project as per Section 1 (financing decision clause). The loan is granted without requiring collateral.

If the principal or interest has not been paid within 45 days of the shareholders' meeting's confirmation of the amount of same that can be paid pursuant to these terms and conditions, payment of the amount in arrears must also include annual penalty interest at the rate found in Section 4, paragraph 3, of the law on interest (633/82).

If the company intends to take any other principal loans, it must first consult Tekes.

These terms and conditions are based on Chapter 5, Section 1 of Law 145/97 concerning amendments to corporate law, which contains the rules on principal loans.

In addition, the general terms found in Appendix 3 concerning Tekes' grants and loans for technological research and development shall apply to the financing decision. If Tekes should, e.g., cancel the financing decision concerning the grant of a principal loan on the basis of the general terms and conditions, the principal and interest shall immediately become due and payable when possible in terms of Chapter 5, Section 1, paragraphs 2 and 3 of the corporation law.

       (SEAL)

 VIRALLINEN KAANTAJA
   SUOMI-ENGLANTI
   FINNISH-ENGLISH
AUTHORIZED TRANSLATOR
     MARJA-LIISA
  PALMROTH-TUOMELA

                                                        Translation from Finnish

STATE TREASURY

                       PROMISSORY NOTE OF A CAPITAL LOAN FOR PRODUCT DEVELOPMENT

Capital loan for product development, No. 3037-1697

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1 LOAN DECISION OF TEKES         Date                  Financing decision No.
  (Finnish Funding Agency for    24 June 2002          457/02
  Technology and Innovation)

                                 Business ID of the
                                 borrower
                                 1085385-9

2 BORROWER                       Name
                                 Hormos Medical Corp

3 AMOUNT OF LOAN                 Euros (in letters)
                                 Four hundred and sixty-eight thousand euros

                                                       (in figures)
                                                       E468,000

4 LOAN PERIOD                    The loan period is eight (8) years, unless
                                 specified as other in point 7.

                                 The loan period begins from the date of the first draw down of the loan. The actual loan period will be longer than the abovementioned, because the due date of the loan is bound to the end of the borrower's accounting period and not to the date of the first draw down of the loan.

5 DUE DATE OF THE INTEREST AND   The interest and the instalment shall be paid
  THE INSTALMENT                 within 45 days after the Shareholders' Meeting
                                 has confirmed the amount of the interest and the instalment in accordance with points 6 and 7.

6 THE INTEREST                   The interest payable by the borrower on this
                                 loan Is one (1) percentage point below the current base rate, however, three (3) per cent at the minimum.

                                 The interest shall be paid as from the draw down of the loan or part thereof.

                                 The counting period for the interest is one accounting period.

                                 The interest shall be paid on the due date for each counting period retroactively.

                                 The interest shall be paid only if the payable amount may be used for distribution of profits in accordance with the confirmed balance sheet of the company and, if the company is a parent company, the confirmed group accounts for the last accounting period.

                                 The interest is also accumulated for those accounting periods for which the Confirmed balance sheet does not show any distributable assets.

                                 The interest shall be payable at all times before the capital.

                                 The auditor of the company is liable to note In connection with the annual, regular auditing whether the interest can be paid in accordance with the balance sheet presented to the Shareholders' Meeting for confirmation and in accordance with the terms and conditions of this promissory note.

                                 If the interest has not been paid in accordance with the instalment plan due to the restrictions of payment, the unpaid interest shall be carried forward to be paid during the forthcoming accounting periods until the interest has been paid in its entirety.

                                 After the loan period has ended, the unpaid interest shall be payable immediately after it is possible as regards the above restrictions.

7 THE REPAYMENT OF THE LOAN      The loan shall be repaid within three years
                                 after five (5) years free of repayment, with E156,000 In each year.

                                 The instalments and the loan capital shall be paid only if the restricted equity and other non-distributable items of the company are fully covered according to the confirmed balance sheet of the company and, if the company is a parent company, according to the group balance sheet for the last accounting period.

                                 The auditor of the company is liable to note in connection with the annual, regular auditing whether the planned instalment can be paid in accordance with the
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          (SEAL)

     VIRALLINEN KAANTAJA
       SUOMI-ENGLANTI
       FINNISH-ENGLISH
    AUTHORIZED TRANSLATOR
MARJA LIISA PALMROTH-TUOMELA


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                                 balance sheet presented to the Shareholders'
                                 Meeting for confirmation and in accordance with
                                 the terms and conditions of this promissory
                                 note.

                                 If the instalments and the loan capital have not been paid in accordance with the instalment plan due to the restriction of payment, the unpaid instalments or the unpaid loan capital shall be carried forward to be paid during the forthcoming accounting periods until the loan capital has been paid in its entirety. After the loan period has ended, the unpaid instalments shall be payable, independent of the instalment plan, immediately after it is possible as regards the above restrictions.

8 THE DEFAULT INTEREST RATE      If the payment of the loan capital, interest or
                                 instalment is delayed from the due date given
                                 in point 5, the borrower shall pay a default
                                 interest pursuant to section 4, subsection 3 of
                                 the Interests Act (633/1982) as of the due date
                                 until the date on which the payment has been
                                 made in full. The default Interest exceeds the
                                 applicable reference rate annually confirmed by
                                 the Ministry by seven (7) percentage points.

                                 If the payment of the loan capital, instalment or interest is delayed pursuant to points 6 and 7, no default interest is carried.

9 THE IMMEDIATE MATURING OF      During the loan period Tekes may prescribe the
  THE LOAN                       loan to become due with immediate effect
                                 completely or partially without calling in the
                                 loan:

                                 1. If the are such changes in the conditions required by the research work that continuing of the research work cannot be considered to be expedient;

                                 2. If false, inaccurate, Or misleading
                                 information has been provided or information has been concealed as regards the granting, payment or supervision of the subsidy and the conduct has impacted on granting the subsidy or the subsidy has been granted or paid unfoundedly or on false grounds;

                                 3. If for the purpose of payment or supervision of the subsidy access to the required information, documents or other material has been denied;

                                 4. If the subsidy has been used for other purposes than it was granted for or it has been acted otherwise contrary to the terms of the agreement;

                                 5. If it appears after granting the loan that other public financing received for research and development together with the present subsidy exceeds the maximum amount of the public financing, prescribed in the decision of the Council of State concerning subsidies and loans for technological research and development; and

                                 6. If the European Commission decides that the subsidy shall be collected back totally or partially.

                                 An annual interest pursuant to section 3, subsection 2 of the Interests Act (633/1982) shall be paid for the total or partial repayment pursuant to points 2-6 as from the draw down date of the respective loan. The interest shall exceed the applicable base rate by three (3) percentage points. The Ministry shall confirm the currently valid reference rate.

                                 If the loan amount prescribed to be repaid has not been paid on the due date set forth, an annual default interest pursuant to section 4, subsection 3 of the Interests Act shall be paid for the amount. The penalty interest shall exceed the applicable reference rate annually confirmed by the Ministry by seven (7) percentage points.

                                 The State Treasury can require the ban to be called in or to be repaid immediately:

                                 7. If the loan has not been used for tie purpose determined in this promissory note or the conditions based on which the loan has been granted have changed essentially;

                                 8. If the Council of State decides to change the terms of interest or instalments of the loan or other terms and the borrower does not undertake to comply with the new terms without delay;

                                 9. If the payment of the interest, the
                                 instalment or the loan capital is delayed;

                                 10. If the borrower is filed for bankruptcy or terminates its payments; or

                                 11. If the borrower has neglected to comply with the terms and conditions of the loan in any other manner.

          (SEAL)

    VIRALLINEN KAANTAJA
      SUOMI-ENGLANTI
      FINNISH-ENGLISH
   AUTHORIZED TRANSLATOR
MARJA LIISA PALMROTH-TUOMELA


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                                 If, pursuant to the abovementioned general
                                 terms and conditions, Tekes cancels the
                                 agreement concerning the granting of the
                                 capital loan or if the State Treasury
                                 terminates the loan, the loan capital and the
                                 interest shall be repayable at once after it is
                                 possible pursuant to chapter 5, section 1,
                                 subsection 1, items 2 and 3 of the Companies
                                 Act (734/1978, amend. 145/1997).

10 ADVANCE PAYMENTS OF THE       The borrower can only enter the amount of loan
   LOAN AND CAPITAL LOAN         drawn down in advance as capital loan after
                                 Tekes has approved the account regarding the
                                 use of the amount paid in advance.

11 CLAIM FOR RECOVERY OF         If excess payments are discovered in
   EXCESS PAYMENTS               connection with the loan payments, the borrower
                                 undertakes to repay the excess payments plus
                                 interest to the State Treasury immediately.

12 SPECIAL TERMS                 If the company intends to take out other
                                 capital loans, it shall negotiate with Tekes
                                 prior to entering into such agreement.

                                 The borrower shall inform the State Treasury
                                 Immediately about any changes in its accounting period.

                                 The borrower shall submit to the State
                                 Treasury, within two weeks from the
                                 Shareholders' Meeting in which the financial statements were confirmed, the extract of the minutes of the meeting, the profit and loss account and the balance sheet, the auditor's report as well as a statement, signed by an authorized public accountant, that indicates whether the interest or instalments of the capital loan can be paid in accordance with the loan terms.

                                 If the share capital or the shareholders' equity of the borrower company is increased during the period between the financial statements confirmed last and the subsequent financial statements by subscribing shares above par, the premium shall be used for covering the loss.

                                 For transferring non-restricted share holders' equity to restricted equity, the consent of the State Treasury is always required.

                                 Tekes or the person appointed by Tekes has the right to do development work in the borrower's premises, as well as inspecting the borrower's accounts.

                                 The borrower shall refund the costs caused by the loan management and collection to the State
                                 Treasury.

13 CHANGES IN CIRCUMSTANCES      If the purpose of use of the machines or
   OR CASE OF DAMAGE             equipment purchased with the loan assets
                                 changes or the assets are transferred to a
                                 third party, a proportion of the assets
                                 corresponding to the loan shall be repaid to
                                 Tekes/State Treasury within six (6) months of
                                 the change in the circumstances, unless
                                 otherwise decided by Tekes due to the minor
                                 value of the property or for other specific
                                 reasons. Similar conduct shall be applied if
                                 the property is damaged. If the property is
                                 insured, the same conduct applies to the
                                 compensation paid by the insurance company.

                                 The borrower shall inform Tekes about such changes in the circumstances and about any damages to the property or which the loan is taken, immediately after the incidence, however, no later than within a month.

                                 If the borrower has not paid the above
                                 mentioned repayment by the due date set forth or reported as explained in the previous paragraph, the borrower shall pay an annual default Interest on the repaid amount in accordance with section 4, subsection 3 of the Interests Act. The default Interest shall exceed the current reference rate confirmed by the Ministry by seven (7) percentage points.
                                 Default interest Is payable as of the due date set forth or, in the last mentioned case, as of the date of changes In the circumstances or damage.

14 RIGHT OF SET-OFF              The State Treasury is entitled to use the
                                 amounts drawn down for the payment of all due
                                 interests, instalments and default interests of
                                 the loans that the borrower has taken out from
                                 the State Treasury, as well as for the payment
                                 of recalled loan capital, extraordinary amounts
                                 and expenses.

15 LEGAL PROVISIONS              The borrower undertakes to comply with the
                                 provisions concerning the general terms and
                                 conditions of subsidies and loans granted for
                                 technological research and
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                                 development given on 17 June 1998: decision
                                 of the Council of State (461/1998) and the law
                                 and the decree on state lending and state
                                 guarantee (449 and 450/1998), the amendment
                                 of the Companies Act (145/1997) and subsequent
                                 amendments thereof, as well as the terms and
                                 conditions that the borrower accepted when
                                 signing the financing decision. Furthermore,
                                 the Interests Act (633/1982) and the act on
                                 certain reference rates (996/1998) shall be
                                 applied in determining the rate of delay and
                                 the loan interest.

                                 Where appropriate, the provisions of the Act on State Subsidies (688/2001) shall be complied with.

16 PLACE OF JURISDICTION         The State Treasury is entitled to have all
                                 claims based on this promissory note and all
                                 disputes arising from it to be dealt with in
                                 the District Court of Helsinki.

17 SIGNATURE                     The undersigned approves the terms and
                                 conditions of this loan out of State funds as
                                 given in this promissory note, and undertakes
                                 to comply with them,

                                 Place and date:
                                 Turku, 8 August 2002

                                 Hormos Medical Corp
                                 (signature)


                                 -----------------------------------------------
                                 We the undersigned certify that
                                 Risto Lammintausta

                                 has signed this promissory note in his own hand.

                                 Place and date
                                 Turku, 8 August 2002

                                 Witnessed by:                       Witnessed by:


                                 ---------------------------------   ---------------------------------
                                 (signature)                         (signature)

                                 Clarification of name and address   Clarification of name and address
                                 Mika Ali-Rantala                    Tero Ojala
                                 Alamakl 5 as 2                      Isopellonkuja 1 C 17
                                 20810 TURKU                         20880 Turku
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       (SEAL)           I the undersigned hereby certify that this is a true and
                        correct translation of the Finnish document as presented
 VIRALLINEN KAANTAJA    to me.
   SUOMI-ENGLANTI
   FINNISH-ENGLISH      Turku, March 14, 2006.
AUTHORIZED TRANSLATOR
     MARJA-LIISA
  PALMROTH-TUOMELA      /s/ Marja-Liisa Palmroth-Tuomela
                        --------------------------------------
                        Marja-Liisa Palmroth-Tuomela
                        Authorized Translator (Act 1148/1988)